Exhibit 3.1

AMENDED AND RESTATED

BYLAWS

OF

MOBIX LABS, INC.

ARTICLE I

Meetings of Stockholders

Section 1.1 Annual Meetings. If required by applicable law, an annual meeting of stockholders shall be held for the election of directors at such date, time and place, if any, either within or without the State of Delaware, as may be designated by resolution or resolutions of the Board of Directors (the “Board of Directors”) of Mobix Labs, Inc. (as such name may be changed in accordance with applicable law, the “Corporation”) from time to time. Any annual meeting of stockholders may be postponed by action of the Board of Directors at any time in advance of such meeting.

Section 1.2 Special Meetings. (a) Except as otherwise provided by or pursuant to the provisions of the Corporation’s certificate of incorporation (including any certificate filed with the Secretary of State of the State of Delaware establishing a series of preferred stock of the Corporation) (as the same may be amended or amended and restated, the “Certificate of Incorporation”), special meetings of stockholders for any purpose or purposes (i) may be called solely by, and shall be held at such time and date as determined solely by, either (A) the Chairperson of the Board of Directors, (B) the Chief Executive Officer, (C) the President or (D) the Board of Directors (pursuant to a resolution or resolutions adopted by the Board of Directors), and shall be held at such place, if any, either within or without the State of Delaware, as may be designated by resolution or resolutions of the Board of Directors, and (ii) shall be called by the Board of Directors (pursuant to a resolution or resolutions adopted by the Board of Directors) and be held on such date (which date shall be within ninety (90) days of the delivery of the written request of a Qualified Stockholder or Qualified Stockholders (as each is defined below), as applicable, or such later date as shall be required to allow the Corporation to comply with the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), time and place, if any, either within or without the State of Delaware, as may be designated by resolution or resolutions of the Board of Directors upon the written request of the holder or holders of not less than ten percent (10%) in voting power of the outstanding shares of capital stock of the Corporation generally entitled to vote on the nomination, question or business for which such special meeting is requested to be called (each of which nomination, question or business must constitute a proper matter for stockholder action), voting together as a single class (such holder, a “Qualified Stockholder” or such holders, collectively, the “Qualified Stockholders”), delivered to the Secretary at the principal executive offices of the Corporation (i) not earlier than the thirtieth (30th) day following the date of any annual meeting of stockholders and (ii) not later than the close of business on the ninetieth (90th) day prior to the date of any annual meeting of stockholders of the Corporation; provided, that such request is not revoked by written notice delivered to the Secretary at the principal executive offices of the Corporation at any time prior to such special meeting, in which case, the Board of Directors shall be entitled to cancel such special meeting notwithstanding that proxies in respect of the nomination, question or business for which such special meeting is called may have been received by the Corporation. Notwithstanding the foregoing, if such Qualified Stockholder (or a qualified representative) does not, or such Qualified Stockholders (or their qualified representatives) do not, as applicable, appear at such special meeting of stockholders of the Corporation to present such nomination, question or business, (i) such nomination, question or business shall not be considered or transacted at such special meeting notwithstanding that proxies in respect of the nomination, question or business for which such special meeting is called may have been received by the Corporation and (ii) the chairperson of such special meeting shall determine and declare to such special meeting that such nomination, question or business was not properly brought before such special meeting in accordance with this Section 1.2 and shall so declare to such special meeting that such nomination, question or business shall not be transacted. Except as provided in this Section 1.2, special meetings of stockholders may not be called by any other person or persons. Any special meeting of stockholders may be postponed by action of the Board of Directors or by the person calling such meeting (if other than the Board of Directors) at any time in advance of such meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

(b) The written request of a Qualified Stockholder or Qualified Stockholders, as applicable, contemplated by Section 1.2(a) shall (i) state the purpose or purposes of the requested special meeting of stockholders of the Corporation and include (A) a brief description of the nomination, question or business constituting the purpose or purposes of such special meeting, (B) the text of any such question or business (including the text of any resolution or resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws (as the same may be amended and restated, these “Bylaws”), the text of the proposed amendment), (C) the reason or reasons for considering such nomination or question or transacting such business at such special meeting and (D) any material interest or interests in such nomination, question or business of such Qualified Stockholder or each of such Qualified Stockholders, as applicable, and of each beneficial owner, if any, on whose behalf such request is made, (ii) the name and address of such Qualified Stockholder or each of such Qualified Stockholders, as applicable, as they appear on the Corporation’s books, and of each beneficial owner, if any, on whose behalf such request is made, (iii) the class, series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such Qualified Stockholder or each of such Qualified Stockholders, as applicable, and each beneficial owner, if any, on whose behalf such request is made, (iv) a representation that such Qualified Stockholder or each of such Qualified Stockholders, as applicable, is a holder of record of shares of capital stock of the Corporation entitled to vote at such special meeting and such Qualified Stockholder (or a qualified representative) or each of such Qualified Stockholders (or a qualified representative), as applicable, intends to appear in person or by proxy at such special meeting to propose such nomination, question or business and (v) a representation as to whether such Qualified Stockholder or each of such Qualified Stockholders, as applicable, or each beneficial owner, if any, on whose behalf such request is made, intends to or is part of a group which intends to (A) deliver by proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares of capital stock required to elect such nominee or approve or adopt such question or business constituting the purpose or purposes of such special meeting and/or (B) otherwise solicit proxies from stockholders of the Corporation in support of such nomination, question or business.

Section 1.3 Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given that shall state the place, if any, date and hour of the meeting, the record date for determining stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, as of the record date for determining the stockholders entitled to notice of the meeting.

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Section 1.4 Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person or by proxy and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with Section 1.3 of these Bylaws. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 1.8 of these Bylaws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 1.5 Quorum. Except as otherwise provided by applicable law, by or pursuant to the provisions of the Certificate of Incorporation or by these Bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of one-third of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the stockholders so present may, by one-third of the voting power thereof, adjourn the meeting from time to time in the manner provided in Section 1.4 of these Bylaws until a quorum shall attend. Shares of the Corporation’s capital stock shall neither be entitled to vote nor be counted for quorum purposes if such shares belong to (a) the Corporation, (b) another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation or (c) any other entity, if a majority of the voting power of such other entity is held, directly or indirectly by the Corporation or if such other entity is otherwise controlled, directly or indirectly, by the Corporation; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own capital stock, held by it in a fiduciary capacity.

Section 1.6 Organization. Meetings of stockholders shall be presided over by the Chairperson of the Board of Directors, if any, or in his or her absence by the Chief Executive Officer, if any, or in his or her absence, by a chairperson designated by the Board of Directors, or in the absence of such designation by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

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Section 1.7 Voting; Proxies. Except as otherwise provided by applicable law or by or pursuant to the provisions of the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one (1) vote for each share of capital stock of the Corporation held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to consent to corporate action without a meeting, if any, may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of stockholders need not be by written ballot. At all meetings of stockholders for the election of directors (other than Class Directors and/or Preferred Directors (as each term is defined below)), at which a quorum is present, a majority of the votes cast shall be sufficient to elect; provided, however, that at any meeting of stockholders held for the election of directors (other than Class Directors and/or Preferred Directors) at which a quorum is present, and one or more stockholders have (a) nominated one or more individuals to the Board of Directors in compliance with Section 1.13 of these Bylaws, such that the nominees for election to the Board of Directors exceeds the number of open seats, and (b) not withdrawn such Nomination or Nominations on or prior to the tenth (10th) day preceding the date on which the Corporation first gives notice of such meeting to stockholders, a plurality of the votes cast shall be sufficient to elect. When a quorum is present at any meeting of stockholders, all other elections, questions or business presented to the stockholders at such meeting shall be decided by the affirmative vote of a majority of votes cast with respect to any such election, question or business presented to the stockholders unless the election, question or business is one which, by express provision of the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, any regulation applicable to the Corporation or its securities or the laws of the State of Delaware, a vote of a different number or voting by class or series is required, in which case, such express provision shall govern. For purposes of these Bylaws, a “majority of the votes cast” means that the number of votes cast “for” a nominee, question or business exceeds the number of votes cast “against” such nominee, question or business.

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Section 1.8 Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, or to consent to corporate action without a meeting (when permitted by or pursuant to the provisions of the Certificate of Incorporation), or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (a) in the case of a determination of stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, shall, unless otherwise required by applicable law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting and, unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for determining the stockholders entitled to vote at such meeting, the record date for determining the stockholders entitled to notice of such meeting shall also be the record date for determining the stockholders entitled to vote at such meeting; (b) in the case of a determination of stockholders entitled to consent to corporate action without a meeting (when permitted by or pursuant to the provisions of the Certificate of Incorporation), shall not be more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (c) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) the record date for determining stockholders entitled to consent to corporate action without a meeting, if any, when no prior action of the Board of Directors is required by applicable law, shall be the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by applicable law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for the stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for the determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 1.8 at the adjourned meeting.

Section 1.9 List of Stockholders Entitled to Vote. The Corporation shall prepare, no later than the tenth (10th) day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this Section 1.9 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of ten (10) days ending on the day before the meeting date (a) on a reasonably accessible electronic network; provided that the information required to gain access to such list is provided with the notice of meeting or (b) during ordinary business hours at the principal place of business of the Corporation. Except as otherwise provided by applicable law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 1.9 or to vote in person or by proxy at any meeting of stockholders. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.

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Section 1.10 Action By Consent in Lieu of Meeting. The Certificate of Incorporation provides that except as otherwise permitted by or pursuant to the provisions of the Certificate of Incorporation, no action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by consent of stockholders in lieu of a meeting of stockholders. When, as permitted by or pursuant to the provisions of the Certificate of Incorporation, action required or permitted to be taken at any annual or special meeting of stockholders is taken without a meeting, without prior notice and without a vote, a consent or consents, setting forth the action so taken, shall be signed by the holders of outstanding shares of capital stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with applicable law. When, as permitted by or pursuant to the provisions of the Certificate of Incorporation, action required or permitted to be taken at any annual or special meeting of stockholders is taken without a meeting, without prior notice and without a vote, prompt notice of the taking of the corporate action without a meeting by less than unanimous consent shall, to the extent required by applicable law, be given to those stockholders who have not consented and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

Section 1.11 Inspectors of Election. The Corporation may, and shall if required by applicable law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the individual presiding over the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (a) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (b) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (e) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by applicable law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No individual who is a candidate for an office at an election may serve as an inspector at such election.

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Section 1.12 Conduct of Meetings. The date and time of the opening and the closing of the polls for each election, question or business upon which the stockholders will vote at a meeting of stockholders shall be announced at the meeting by the chairperson of such meeting. The Board of Directors may adopt (by resolution or resolutions) such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairperson of any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such individual, are appropriate for the proper conduct of the meeting of stockholders. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairperson of the meeting of stockholders, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting of stockholders; (b) rules and procedures for maintaining order at the meeting of stockholders and the safety of those present; (c) limitations on attendance at or participation in the meeting of stockholders to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairperson of the meeting of stockholders shall determine; (d) restrictions on entry to the meeting of stockholders after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. The Board of Directors or, in addition to making any other determinations that may be appropriate to the conduct of the meeting of stockholders, the chairperson of the meeting of stockholders, in each case, shall have the power and duty to determine whether any election, question or business was or was not properly made, proposed or brought before the meeting of stockholders and therefore shall be disregarded and not be considered or transacted at such meeting, and, if the Board of Directors or the chairperson of such meeting, as the case may be, determines that such election, question or business was not properly made, proposed or brought before such meeting and shall be disregarded and not be considered or transacted at such meeting, the chairperson of the meeting shall declare to such meeting that such election, question or business was not properly made, proposed or brought before such meeting and shall be disregarded and not be considered or transacted at such meeting, and any such election, question or business shall not be considered or transacted at such meeting. Unless and to the extent determined by the Board of Directors or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 1.13 Notice of Stockholder Business and Nominations.

(a) Annual Meetings of Stockholders. (i) Nominations of one or more individuals for election to the Board of Directors by the stockholders generally entitled to vote (which, for the avoidance of doubt, shall exclude nominations of one or more individuals for election as Class Directors and/or Preferred Directors) (each, a “Nomination,” and more than one, “Nominations”) and the proposal of any question or business other than a Nomination or Nominations to be considered by the stockholders generally entitled to vote (which, for the avoidance of doubt, shall exclude any question or business other than a Nomination or Nominations required by or pursuant to the provisions of the Certificate of Incorporation with respect to the rights of the holders of any class of capital stock of the Corporation then outstanding to be voted on by the holders of such class, voting separately as a single class, or the holders of any series of preferred stock of the Corporation then outstanding to be voted on by the holders of such series, voting separately as a single class) (collectively, “Business”) may be made at an annual meeting of stockholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto); provided, however, that reference in the Corporation’s notice of meeting to the election of directors or the election of members of the Board of Directors shall not include or be deemed to include a Nomination or Nominations, (B) by or at the direction of the Board of Directors or (C) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 1.13 is delivered to the Secretary, who is entitled to vote at the meeting and who complies with the procedures set forth in this Section 1.13.

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(ii) For Nominations or Business to be properly brought before an annual meeting of stockholders by a stockholder pursuant to Section 1.13(a)(i)(C), the stockholder must have given timely notice thereof in writing to the Secretary and any proposed Business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders of the Corporation commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth: (A) as to each Nomination to be made by such stockholder, (1) all information relating to the individual subject to such Nomination that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act, without regard to the application of the Exchange Act to either the Nomination or the Corporation, (2) such individual’s written consent to being named in a proxy statement as a nominee and to serving as director if elected, (3) any direct or indirect compensatory, payment, indemnification or other financial agreement, arrangement or understanding that such individual has, or has had within the past three years, with any person or persons other than the Corporation (including, without limitation, the amount of any payment or payments received or receivable thereunder), in each case in connection with such individual’s nomination or service as a director of the Corporation (such agreement, arrangement or understanding, a “Third-Party Compensation Arrangement”), and (4) a description of any other material relationships between such individual and such individual’s respective affiliates and associates, or others acting in concert with them, on the one hand, and such stockholder giving the notice and the beneficial owner, if any, on whose behalf the Nomination is made, and their respective affiliates and associates, or others acting in concert with them, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such stockholder, beneficial owner, affiliate or associate were the “registrant” for purposes of such rule and such person were a director or executive officer of such registrant; (B) as to the Business proposed by such stockholder, a brief description of the Business, the text of the proposed Business (including the text of any resolution or resolutions proposed for consideration and in the event that such Business includes a proposal to amend these Bylaws, the text of the proposed amendment), the reason or reasons for conducting such Business at the meeting and any material interest or interests of stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the Nomination, Nominations or Business is made (1) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, and of their respective affiliates or associates or others acting in concert with them, (2) the class, series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, if any, (3) a representation that the stockholder is a holder of record of shares of capital stock of the Corporation entitled to vote at such meeting and such stockholder (or a qualified representative) intends to appear in person or by proxy at the meeting to propose such Nomination, Nominations or Business, (4) any agreement, arrangement or understanding between such stockholder, such beneficial owner or their respective affiliates or associates, or others acting in concert with them, on the one hand, and any other person or persons other than the Corporation (including, in each case, the name or names of such person or persons), on the other hand, in connection with such Nomination, Nominations or Business, (5) any (x) agreement, arrangement or understanding (including, without limitation and regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them with respect to the Corporation’s securities (any of the foregoing, a “Derivative Instrument”), including the full notional amount of any securities that, directly or indirectly, underlie any Derivative Instrument, and (y) other agreement, arrangement or understanding that has been made the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them with respect to the Corporation’s securities, (6) any proxy, contract, agreement, arrangement, understanding or relationship pursuant to which such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them has a right to vote any shares of any security of the Corporation, (7) any rights to dividends or distributions declared on the Corporation’s securities owned beneficially by such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them that are separated or separable from the underlying security, (8) any proportionate interest in the Corporation’s securities or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (9) any performance-related fees (other than an asset-based fee) that such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them is entitled to based on any increase or decrease in the value of the Corporation’s securities or Derivative Instruments, including, without limitation, any such interests held by members of the immediate family of such persons sharing the same household, (10) any significant equity interests or any Derivative Instruments in any principal competitor of the Corporation that are held by such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, (11) any direct or indirect interest of such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, in any contract to which Corporation, any affiliate of the Corporation or any principal competitor of the Corporation is a party to or is otherwise bound (in each case, including, without limitation, any employment agreement, collective bargaining agreement or consulting agreement), (12) any material pending or threatened action, suit or proceeding in which such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them is a party or material participant in and which involves the Corporation or any of its officers, directors or affiliates, (13) any material relationship between such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, on the one hand, and the Corporation or any of its officers, directors or affiliates, on the other hand, (14) a representation as to whether such stockholder or such beneficial owner, if any, intends to or is part of a group which intends (x) to deliver by proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares of capital stock required to approve or adopt the Business or elect the nominee or nominees subject to the Nomination or Nominations and/or (y) to otherwise solicit proxies from stockholders of the Corporation in support of such Nomination, Nominations or Business, (15) any other information relating to such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, or Nomination, Nominations or Business, that, in each case would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such Nomination or Nomination (in a contested election of directors) or Business pursuant to Section 14 of the Exchange Act and (16) such other information relating to any Business as the Corporation may reasonably require to determine whether such Business is a proper matter for stockholder action; provided, however, that if the Business is otherwise subject to Rule 14a-8 (or any successor thereto) promulgated under the Exchange Act (“Rule 14a-8”), the foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his, her or its intention to present such Business at an annual meeting of stockholders of the Corporation in compliance with Rule 14a-8, and such Business has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting of stockholders.

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(iii) In addition to the requirements of Section 1.13(a)(ii), to be timely, a stockholder’s notice (and any additional information submitted to the Corporation in connection therewith) must further be updated and supplemented (A) if necessary, so that the information provided or required to be provided in such notice is true and correct as of the record date(s) for determining the stockholders entitled to notice of, and to vote at, the annual meeting and as of the date that is ten (10) business days prior to the annual meeting or any adjournment, rescheduling, postponement or other delay thereof and (B) to provide any additional information that the Corporation may reasonably request. Any such update and supplement or additional information (including, if requested pursuant to Section 1.13(a)(ii)(C)(16)) must be delivered to the Secretary at the principal executive offices of the Corporation (A) in the case of a request for additional information, promptly following a request therefor, which response must be delivered to the Secretary at the principal executive offices of the Corporation not later than such reasonable time as is specified in any such request from the Corporation; or (B) in the case of any other update or supplement of any information, not later than five (5) business days after the record date(s) for the meeting (in the case of any update and supplement required to be made as of the record date(s)), and not later than eight (8) business days prior to the date for the meeting or any adjournment, rescheduling, postponement or other delay thereof (in the case of any update or supplement required to be made as of ten (10) business days prior to the meeting or any adjournment, rescheduling, postponement or other delay thereof). In addition, no later than five (5) business days prior to the meeting or any adjournment, rescheduling, postponement or other delay thereof, a stockholder giving notice of a Nomination shall provide the Corporation with reasonable evidence that such stockholder has met the requirements of Rule 14a-19. The failure to timely provide any update, supplement, evidence or additional information required by this Section 1.13(a)(iii) shall result in the Nomination, Nominations or Business no longer being eligible for consideration at the meeting. If the stockholder fails to comply with the requirements of Rule 14a-19 (including because the stockholder fails to provide the Corporation with all information required by Rule 14a-19), then the Nomination or Nominations proposed by such stockholder shall be ineligible for election at the meeting. For the avoidance of doubt, the obligation to update and supplement, or provide additional information or evidence, as set forth in this Section 1.13(a)(iii) shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines pursuant this Section 1.13 or enable or be deemed to permit a stockholder who has previously submitted notice pursuant to this Section 1.13 to amend or update any Nomination or to submit any new Nomination. No disclosure pursuant to this Section 1.13 shall be required with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is the stockholder submitting a notice pursuant to this Section 1.13 solely because such broker, dealer, commercial bank, trust company or other nominee has been directed to prepare and submit the notice required by this Section 1.13 shall on behalf of a beneficial owner.

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(iv) Notwithstanding anything in the second sentence of Section 1.13(a)(ii) to the contrary, in the event that the number of directors to be elected to the Board of Directors by the stockholders generally entitled to vote (which, for the avoidance of doubt, shall exclude the Class Directors and/or the Preferred Directors) at an annual meeting of stockholders is increased and there is no public announcement by the Corporation naming the nominees for election to the additional directorships at least one hundred (100) days prior to the first (1st) anniversary of the preceding year’s annual meeting of stockholders, a stockholder’s notice required by this Section 1.13 shall also be considered timely, but only with respect to nominees for election to such additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings of Stockholders. Only such Business shall be conducted at a special meeting of stockholders of the Corporation as shall have been brought before such meeting pursuant to the Corporation’s notice of meeting (or any supplement thereto). Provided that the Board of Directors has determined that directors shall be elected at a special meeting of stockholders of the Corporation, a Nomination or Nominations may be made at a special meeting of stockholders of the Corporation at which one or more directors are to be elected by the stockholders generally entitled to vote (which, for the avoidance of doubt, shall exclude the Class Directors and/or the Preferred Directors) pursuant to the Corporation’s notice of meeting (or any supplement thereto) (provided, however, that reference in the Corporation’s notice of meeting to the election of directors or the election of members of the Board of Directors shall not include or be deemed to include a Nomination or Nominations) (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 1.13 is delivered to the Secretary, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 1.13. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors by the stockholders generally entitled to vote (which, for the avoidance of doubt, shall exclude the Class Directors and/or the Preferred Directors), any such stockholder entitled to vote in such election may make Nominations of one or more individuals (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting pursuant to Section 1.13(b)(iii), if the stockholder’s notice required by Section 1.13(a)(ii) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of such special meeting and of the nominee(s) proposed by the Board of Directors to be elected at such special meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting of stockholders of the Corporation commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

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(c) General.

(i) Additional Requirements and Procedures.

(A) To be eligible to be nominated by a stockholder of the Corporation for election pursuant to Section 1.13(a)(i)(C), the individual must provide to the Secretary, in accordance with the applicable time periods prescribed for delivery of notice under this Section 1.13:

(1) A signed and completed written questionnaire (in the form provided by the Secretary at the written request of the stockholder of the Corporation nominating such individual for election pursuant to Section 1.13(a)(C), which form shall be provided by the Secretary within ten (10) days of receiving such request) containing information regarding such individual’s background and qualifications and such other information as may reasonably be required by the Corporation to determine the eligibility of such individual to serve as a director of the Corporation or to serve as an independent director of the Corporation;

(2) A written representation and undertaking of such individual that, unless previously disclosed to the Corporation, such individual is not, and will not become, a party to any voting agreement, arrangement, commitment, assurance or understanding with any person as to how such individual, if elected as a director of the Corporation, will vote on any issue;

(3) A written representation and undertaking of such individual that, unless previously disclosed to the Corporation, such individual is not, and will not become, a party to any Third-Party Compensation Arrangement;

(4) A written representation and undertaking of such individual that, if elected as a director of the Corporation, such individual would be in compliance, and will continue to comply, with the Corporation’s corporate governance, conflict of interest, confidentiality, stock ownership and trading guidelines, and other policies and guidelines applicable to directors and in effect during such individual’s service as a director of the Corporation (and, if requested by such individual, the Secretary will provide to such individual all such policies and guidelines then in effect); and

(5) A written representation and undertaking of such individual that such individual, if elected as a director of the Corporation, intends to serve a full term on the Board of Directors.

(B) No individual shall be eligible to be nominated by a stockholder of the Corporation for election as a director of the Corporation pursuant to Section 1.13(a)(i)(C), unless nominated and elected in accordance with the procedures set forth in this Section 1.13. No Business proposed by a stockholder shall be conducted at a meeting of stockholders of the Corporation except in accordance with this Section 1.13.

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(C) The Board of Directors or the chairperson of the applicable meeting of stockholders shall have the power and duty to determine and declare to the meeting that a Nomination was not made or that Business was not proposed in accordance with the procedures prescribed by this Section 1.13 or that such Nomination or Business was not properly brought before the meeting. If the Board of Directors or the chairperson of the meeting should so determine, then the chairperson of the meeting shall so declare to the meeting and such Nomination or Business shall be disregarded and shall not be transacted, as the case may be.

(D) Notwithstanding anything to the contrary in this Section 1.13, unless otherwise required by applicable law, if the stockholder (or a qualified representative of the stockholder) does not appear in person at the meeting to present a Nomination or other Business, such Nomination or Business shall be disregarded and not be transacted, as the case may be, notwithstanding that proxies in respect of such Nomination or Business may have been received by the Corporation and counted for purposes of determining a quorum. For purposes of this Section 1.13, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting.

(E) Without limiting this Section 1.13, a stockholder must also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 1.13, it being understood that any references in this Section 1.13 to the Exchange Act are not intended to, and shall not, limit any requirements applicable to Nominations or Business pursuant to this Section 1.13, and that compliance with this Section 1.13 is the exclusive means for a stockholder to make Nominations or propose Business.

(ii) For purposes of this Section 1.13, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with or publicly furnished by the Corporation to the Securities and Exchange Commission pursuant to Section 13, 14 and 15(d) (or any successor thereto) of the Exchange Act.

(iii) Notwithstanding anything to the contrary in this Section 1.13, the notice requirements set forth in this Section 1.13 with respect to the proposal of any Business shall be deemed to be satisfied by a stockholder if (A) such stockholder has submitted a proposal with respect to such Business to the Corporation in compliance with Rule 14a-8 and (B) such stockholder’s proposed Business has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for the meeting of stockholders. Except as otherwise provided by or pursuant to the Certificate of Incorporation and subject to Rule 14a-8 and other applicable rules and regulations under the Exchange Act, nothing in this Section 1.13 shall be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the Corporation’s proxy statement any Nomination or Business.

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ARTICLE II

Board of Directors

Section 2.1 Number; Qualifications. Subject to applicable law and the rights, if any, of the holders of any class of capital stock of the Corporation then outstanding to elect one or more directors by or pursuant to the provisions of the Certificate of Incorporation (such directors, the “Class Directors” and each, a “Class Director”) or the holders of any series of preferred stock of the Corporation then outstanding to elect directors by or pursuant to the provisions of the Certificate of Incorporation (such directors, the “Preferred Directors” and each, a “Preferred Director”), the Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by resolution or resolutions of the Board of Directors. Directors need not be stockholders.

Section 2.2 Resignation; Newly Created Directorships and Vacancies. Any director may resign at any time upon notice to the Corporation. Subject to the rights, if any, of the holders of any class of stock of the Corporation then outstanding to elect one or more Class Directors or the holders of any series of preferred stock of the Corporation then outstanding to elect one or more Preferred Directors, in each case, by or pursuant to the provisions of the Certificate of Incorporation, newly created directorships resulting from an increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause, shall be filled solely and exclusively by a majority of the directors then in office, although less than a quorum, or by the sole remaining director. Any director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced and until his or her successor shall be elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal. No decrease in the number of directors shall shorten the term of any incumbent director.

Section 2.3 Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine.

Section 2.4 Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairperson of the Board of Directors, the Chief Executive Officer, the President or by the directors entitled to cast at least half of the votes of the whole Board of Directors. Notice of a special meeting of the Board of Directors shall be given by or at the direction of the person or persons calling the meeting (a) in the case of notice delivered by mail, at least five (5) days before the special meeting, (b) in the case of notice delivered by courier, at least forty-eight (48) hours before the special meeting, or (c) in the case of notice delivered by electronic mail, at least twenty-four (24) hours before the special meeting.

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Section 2.5 Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or other communications equipment by means of which all individuals participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 2.5 shall constitute presence in person at such meeting.

Section 2.6 Quorum; Vote Required for Action. At all meetings of the Board of Directors the directors entitled to cast a majority of the votes of the whole Board of Directors shall constitute a quorum for the transaction of business. Except in cases in which the Certificate of Incorporation, these Bylaws or applicable law otherwise provides, a majority of the votes entitled to be cast by the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 2.7 Organization. Meetings of the Board of Directors shall be presided over by the Chairperson of the Board of Directors, if any, or in his or her absence, by the Chief Executive Officer, if any, or in his or her absence, by the President, if any, or in his or her absence, by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any individual to act as secretary of the meeting.

Section 2.8 Action by Unanimous Consent of Directors. Unless otherwise restricted by or pursuant to the Certificate of Incorporation or by these Bylaws, (a) any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and (b) a consent may be documented, signed and delivered in any manner permitted by Section 116 of the General Corporation Law of the State of Delaware (as the same exists or may hereafter be amended, the “DGCL”). After action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board of Directors, or the committee thereof, in the same paper or electronic form as the minutes are maintained.

ARTICLE III

Committees

Section 3.1 Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by applicable law and to the extent provided in the resolution of the Board of Directors or these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee designated by the Board of Directors shall keep regular minutes of its meetings.

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Section 3.2 Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these Bylaws with such changes in the context of Article II of these Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that, except to the extent provided in the resolution of the Board of Directors designating such committee or any amendment or supplement thereof, (a) the time and place of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee, (b) special meetings of committees may also be called by resolution of the Board of Directors or the committee and (c) notice of special meetings of committees shall also be given to all alternate members of such committees who shall have the right to attend all meetings of such committees.

Section 3.3 Subcommittees. Unless otherwise provided in the resolution of the Board of Directors designating the committee, a committee may create one (1) or more subcommittees, each subcommittee to consist of one (1) or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee. Except for references to committee and members of committees in this Article III, every reference in these Bylaws to a committee or a member of a committee shall be deemed to include a reference to a subcommittee or member of a subcommittee.

ARTICLE IV

Officers

Section 4.1 Executive Officers; Election; Qualifications; Term of Office, Resignation; Removal; Vacancies. The Board of Directors shall elect a Chief Executive Officer, a President, a Chief Operating Officer, a Chief Financial Officer and a Secretary, and shall choose a Chairperson of the Board of Directors from among its members. The Board of Directors may also choose one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers and such other officers as it shall from time to time deem necessary or desirable. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his or her election, and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Except as otherwise provided by or pursuant to the Certificate of Incorporation, the Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

Section 4.2 Powers and Duties of Executive Officers. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed in these Bylaws or a resolution by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

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Section 4.3 Appointing Attorneys and Agents; Voting Securities of Other Entities. Unless otherwise provided by resolution or resolutions adopted by the Board of Directors, the Chairperson of the Board of Directors, the Chief Executive Officer or the President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, for, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation or other entity, or to consent, in the name of the Corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consents, and may execute or cause to be executed for, in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such proxies or other instruments as he or she may deem necessary or proper. Any of the rights set forth in this Section 4.3 which may be delegated to an attorney or agent may also be exercised directly by the Chairperson of the Board of Directors, the Chief Executive Officer or the President.

ARTICLE V

Stock

Section 5.1 Certificates. The shares of capital stock of the Corporation shall be represented by certificates; provided, however, that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of capital stock of the Corporation represented by certificates shall be entitled to have a certificate signed by, or in the name of, the Corporation by any two (2) authorized officers of the Corporation representing the number of shares registered in certificate form. Each of the Chief Executive Officer, the President, the Chief Financial Officer and the Secretary, in addition to any other officers of the Corporation authorized by the Board of Directors (by resolution or resolutions thereof) or these Bylaws, is hereby authorized to sign certificates by, or in the name of, the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue. The Corporation shall not have the power to issue a certificate in bearer form.

Section 5.2 Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates or Uncertificated Shares. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

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Section 5.3 Restrictions. If the Corporation issues any shares that are not registered under the Securities Act of 1933, as amended (the “Securities Act”), and registered or qualified under the applicable state securities laws, such shares may not be transferred without the consent of the Corporation and the certificates evidencing such shares or the notice required by Delaware law, as the case may be, shall contain substantially the following legend (or such other legend adopted by resolution or resolutions of the Board of Directors):

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY SET FORTH IN THE CORPORATION’S BYLAWS (AS THE SAME MAY BE AMENDED OR AMENDED AND RESTATED) AND MAY NOT BE TRANSFERRED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM, WITHOUT THE CONSENT OF THE CORPORATION.

ARTICLE VI

Indemnification

Section 6.1 Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law, any individual (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (each, a “proceeding”), by reason of the fact that he or she, or an individual for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, its participants or beneficiaries, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, agent or trustee or in any other capacity while serving as a director, officer, employee, agent or trustee, against all liability and loss suffered and expenses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred by such Covered Person, if such Covered Person acted in good faith and in a manner such Covered Person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe such Covered Person’s conduct was unlawful.

Section 6.2 Prepayment of Expenses. The Corporation shall to the fullest extent not prohibited by applicable law, pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VI or otherwise.

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Section 6.3 Claims. If a claim for indemnification (following the final disposition of such proceeding) or advancement of expenses under this Article VI is not paid in full within thirty (30) days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense (including attorneys’ fees) of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 6.4 Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article VI shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 6.5 Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit entity.

Section 6.6 Amendment or Repeal. Any amendment, repeal, modification or elimination of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such amendment, repeal, modification or elimination.

Section 6.7 Other Indemnification and Prepayment of Expenses. This Article VI shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

Section 6.8 Certain Terms. For purposes of this Article VI: (a) references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation as if its separate existence had continued; (b) references to “other enterprise” shall include employee benefit plans; (c) reference to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; (d) references to “serving at the request of the Corporation or any of its consolidated subsidiaries” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and (e) references to “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

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Section 6.9 Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under this Section VI or Section 145 of the DGCL.

Section 6.10 Indemnification of Others. Subject to the other provisions of this Article VI, the Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding, by reason of the fact that the person is or was an employee or agent of the Corporation, or, while serving as an employee or agent of the Corporation, is or was serving at the request of the Corporation at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, its participants or beneficiaries, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, agent or trustee or in any other capacity while serving as a director, officer, employee, agent or trustee, against all liability and loss suffered and expenses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred by such person, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The Board of Directors shall have the power to delegate to any person or persons identified in subsections (1) through (4) of Section 145(d) of the DGCL the determination of whether employees or agents are entitled to be indemnified pursuant to this Section 6.10 or Sections 145(a) and (b) of the DGCL.

Section 6.11 Limitation on Indemnification. Notwithstanding the foregoing provisions of this Article VI, except as required by Section 6.3, Section 145(c) of the DGCL or the Certificate of Incorporation, the Corporation shall not be obligated to indemnify any Covered Person pursuant to this Article VI in connection with any proceeding (or any part of any proceeding):

(a) For which payment has actually been made to or on behalf of such Covered Person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(b) For an accounting or disgorgement of profits pursuant to Section 16(b) of the Exchange Act, or similar provisions of federal, state or local statutory law or common law, if such Covered Person is held liable therefor (including pursuant to any settlement arrangements);

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(c) For any reimbursement of the Corporation by such Covered Person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such Covered Person from the sale of securities of the Corporation, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Corporation of profits arising from the purchase and sale by such Covered Person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such Covered Person is held liable therefor (including pursuant to any settlement arrangements);

(d) Initiated by such Covered Person, including any proceeding (or any part of any proceeding) initiated by such Covered Person against the Corporation or its directors, officers, employees, agents or other indemnitees, unless (i) the Board of Directors authorized such proceeding (or the relevant part of such proceeding) prior to its initiation, (ii) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law, (iii) indemnification is otherwise required to be made under Section 6.3 or (iv) indemnification is otherwise required by applicable law; or

(e) If prohibited by applicable law.

ARTICLE VII

Miscellaneous

Section 7.1 Fiscal Year. The fiscal year of the Corporation shall be determined by resolution or resolutions of the Board of Directors.

Section 7.2 Seal. The corporate seal of the Corporation shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

Section 7.3 Manner of Notice. Except as otherwise provided in these Bylaws or permitted by applicable law, notices to directors and stockholders shall be in writing or by electronic transmission and delivered by mail, courier service or electronic mail to the directors or stockholders at their addresses appearing on the records of the Corporation.

Section 7.4 Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any waiver of notice, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in a waiver of notice.

Section 7.5 Form of Records. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device, method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases); provided that the records so kept can be converted into clearly legible paper form within a reasonable time, and, with respect to the stock ledger, that the records so kept comply with applicable law.

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Section 7.6 Dividends. The Board of Directors, subject to applicable law and any restrictions contained in the Certificate of Incorporation, may declare and pay dividends upon the outstanding shares of the Corporation’s capital stock. Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock, subject to applicable law and any restrictions contained in the Certificate of Incorporation. The Board of Directors may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve or reserves.

Section 7.7 Amendment of Bylaws. These Bylaws may be altered, amended or repealed, and new bylaws made, by the Board of Directors, but the stockholders may make additional bylaws and may alter and repeal any bylaws whether adopted by them or otherwise. In addition to any affirmative vote required by or pursuant to the provisions of the Certificate of Incorporation, any bylaw of the Corporation that is to be made, altered, amended or repealed by the stockholders of the Corporation shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66⅔%) in voting power of the then outstanding shares of capital stock of the Corporation entitled to vote, voting together as a single class.

Section 7.8 Forum for Adjudication of Disputes.

(a) Delaware Courts. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any civil action to interpret, apply or enforce any provision of the DGCL, (iv) any civil action to interpret, apply, enforce or determine the validity of the provisions of the Certificate of Incorporation or these Bylaws or (v) any action asserting a claim governed by the internal affairs doctrine; provided, however, in the event that the Court of Chancery of the State of Delaware lacks jurisdiction over such action, the sole and exclusive forum for such action shall be another state or federal court located within the State of Delaware, in all cases, subject to such court having personal jurisdiction over the indispensable parties named as defendants. For the avoidance of doubt, this Section 7.8(a) shall not apply to the resolution of any complaint asserting a cause of action arising under the Securities Act.

(b) Federal Courts. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

(c) Application. Failure to enforce the provisions of this Section 7.8 would cause the Corporation irreparable harm and the Corporation shall, to the fullest extent permitted by applicable law, be entitled to equitable relief, including injunctive relief and specific performance, to enforce the provisions of this Section 7.8. Any person purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 7.8. For the avoidance of doubt, this Section 7.8 shall not apply to any action asserting claims arising under the Exchange Act.

Section 7.9 Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these Bylaws. Without limiting the generality of this Section 7.9, the singular number includes the plural, the plural number includes the singular, and the term “person” includes a corporation, partnership, limited liability company, joint venture, trust or other enterprise, and a natural person. Any reference in these Bylaws to a section of the DGCL shall be deemed to refer to such section as amended from time to time and any successor provisions thereto.

Adopted Effective as of February 27, 2026.

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